                                                       RISK FACTORS

         The following discussion pertains to Emmis Communications Corporation (“ECC”) and its subsidiaries  (collectively,
“Emmis” or the “Company”) and to Emmis  Operating  Company and its  subsidiaries  (collectively  “EOC”).  Unless  otherwise noted, all disclosures contained in this Exhibit to Form 8-K apply to Emmis and EOC.

                                                Forward-looking Statements

         In addition, the following discussion includes or incorporates forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify these forward-looking statements by our use of words such as “intend,” “plan,” “may,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,”
“continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative.  We cannot guarantee that we actually will achieve these plans, intentions or expectations.  All statements regarding our expected financial position, business and financing plans are forward-looking statements.

         Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  We have included important facts in various cautionary statements in this report that we believe could cause our actual results to differ materially from forward-looking statements that we make.  These include, but are not limited to, the following:
     o        material adverse changes in economic conditions in the markets of our company;
     o        the ability of our stations and magazines to attract and retain advertisers;
     o        the ability of our stations to attract programming and our magazines to attract writers and photographers;
     o        uncertainty as to the ability of our stations to increase or sustain audience share for their programs and our magazines to increase or sustain subscriber demand;
     o        competition from other media and the impact of significant competition for advertising revenues from other media;
     o        future regulatory actions and conditions in the operating areas of our company;
     o        the level of our capital expenditures and whether our programming and other expenses increase at a rate faster than expected;
     o        financial community and rating agency perceptions of our business, operations and financial condition and the industry in which we operate;
     o        the effects of terrorist attacks, political instability, war and other significant events;
     o        whether pending transactions, if any, are completed on the terms and at the times set forth, if at all;
     o        other risks and uncertainties inherent in the radio and television broadcasting and magazine publishing businesses.

         The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions.  We undertake no obligation to update or revise any forward-looking statements because of new information, future events or otherwise.

                                               Risks Relating to Our Company

Decreased  spending  by  advertisers  or a  decrease  in our  market  ratings  or market  share can  adversely  affect  our advertising revenues.

         We believe  that  advertising  is a  discretionary  business  expense.  Spending on  advertising  tends to decline
disproportionately   during  an  economic  recession  or  downturn  as  compared  to  other  types  of  business  spending.
Consequently,  the current downturn in the United States economy has had an adverse effect on our advertising  revenue and, therefore,  our results of operations.  A recession or a further downturn in the United States economy or in the economy of any individual  geographic  market,  particularly a major market,  in which we own or operate stations or magazines,  would have a significant  effect on us. The overall  weakness of the United States  economy  resulted in an economic  downturn in
New York, and the terrorist  attacks of September 11,  2001 exacerbated the downturn.  The slow New York economy has had an adverse effect on the revenues of our New York stations,  which accounted for  approximately 14% of our net revenue for the fiscal year ended February 28, 2002.

         Even in the absence of a general  recession or downturn in the economy,  an individual  business sector that tends to spend more on  advertising  than other sectors  might be forced to reduce its  advertising  expenditures  if that sector experiences a downturn.  If that  sector's  spending  represents a significant  portion of our  advertising  revenues,  any reduction in its expenditures may affect our revenue.

         In addition, in the competitive  broadcasting  industry,  the success of each of our radio and television stations is primarily dependent upon its share of the overall  advertising revenue within its market.  Although we believe that each of our stations can compete  effectively in its broadcast  area, our stations may not be able to maintain or increase their current audience ratings or market shares, and advertisers may decrease the amount they spend on advertising.

         Our advertising  revenue will suffer if any of our stations cannot maintain its audience  ratings or market share.
Shifts in  population,  demographics,  audience  tastes and other factors  beyond our control could cause us to lose market share.  Our  stations  also  compete for  audiences  and  advertising  revenues  directly  with other radio and  television stations,  and some of the owners of those competing stations have greater resources than we do. For example,  recently,  a competitor  changed the format of one of its FM radio  stations in New York to compete  directly with  WQHT-FM,  one of our most  profitable  stations,  and we expect that the increased  competition  will have a negative  effect on that  station's broadcast  cash flow.  In addition,  our  stations  also  compete  with other media such as cable  television,  newspapers, magazines, direct mail, compact discs, music videos, the Internet and outdoor advertising.

         In addition,  since political advertising at times accounts for a significant portion of our advertising revenues, normal  election cycles may cause our revenues to fluctuate.  Changes in government  limitations on spending or fundraising for campaign advertisements may also have a negative effect on our earnings derived from political advertising.

Our substantial indebtedness could adversely affect our financial health.

         We have a significant  amount of  indebtedness.  As of February 28, 2002, on a pro forma basis after giving effect to our April 2002  issuance of 4.6 million  shares of our Class A common  stock,  the sale of our Denver  stations  and the application of the proceeds from those  transactions,  our total indebtedness was approximately  $1,237.7 million,  and our shareholders' equity was approximately $855.8 million.

         Our substantial indebtedness could have important consequences to you. For example, it could:
         o        increase our vulnerability to general adverse economic and industry conditions;
         o        require us to dedicate a substantial  portion of our cash flow from  operations  to payments on our  indebtedness, thereby reducing the availability of our cash flow to fund working  capital,  capital  expenditures and other general corporate purposes;
         o        result in higher  interest  expense in the event of  increases  in interest  rates  because some of our debt is at variable rates of interest;
         o        limit our  flexibility  in planning for, or reacting to,  changes in our businesses and the industries in which we operate;
         o        place us at a competitive disadvantage compared to our competitors that have less debt; and
         o        limit,  along  with the  financial  and other  restrictive  covenants  in our credit  facility  and our other debt instruments,  our ability to borrow additional funds.  Failing to comply with those covenants could result in an event of default, which if not cured or waived, could have a material adverse effect on our businesses.

The terms of our existing  indebtedness and the existing  indebtedness of our direct and indirect subsidiaries may restrict our current and future  operations,  particularly  our ability to respond to changes in market  conditions  or to take some actions.

         Our credit  facility and the indentures for our senior  discount  notes and our senior  subordinated  notes impose significant  operating and financial  restrictions on us and our subsidiaries.  These restrictions  significantly  limit or prohibit,  among other things,  our ability and the ability of our  subsidiaries to incur  additional  indebtedness,  issue preferred  stock,  incur liens,  pay  dividends,  enter into asset sale  transactions,  merge or  consolidate  with another company, dispose of all or substantially all of our assets or make certain other payments or investments.

         These  restrictions  currently  limit our ability to grow our business  through  acquisitions  and could limit our ability to respond to market  conditions  or meet  extraordinary  capital  needs.  They also could  restrict our  corporate activities  in other ways.  These  restrictions  could  adversely  affect our ability to finance our future  operations  or capital needs.

To service our indebtedness and other  obligations,  we will require a significant  amount of cash. Our ability to generate cash depends on many factors beyond our control.

         Our ability to make  payments on and to refinance  our  indebtedness,  to pay dividends on or redeem our preferred stock and to fund  capital  expenditures  will  depend on our  ability to  generate  cash in the  future.  This  ability to generate cash, to a certain extent, is subject to general economic,  financial,  competitive,  legislative,  regulatory and other factors that are beyond our control.  Our businesses  might not generate  sufficient  cash flow from  operations.  We might  not be able to  complete  future  offerings,  and  future  borrowings  might  not be  available  to us in an  amount sufficient to enable us to pay our  indebtedness or to fund our other liquidity  needs.  Furthermore,  the broadcasting and publishing  industries are cyclical,  and our cash flow from  operations may fluctuate  greatly from quarter to quarter and year to year.

To continue to grow our business, we will require significant additional capital.

         The  continued  development,  growth  and  operation  of our  businesses  will  require  substantial  capital.  In particular,  additional  acquisitions  will  require  large  amounts of capital.  We intend to fund our  growth,  including acquisitions,  if any, with cash generated from operations,  borrowings under our credit facility, and proceeds from future issuances of debt and equity both public and private.  Our ability to raise  additional debt or equity financing is subject to market  conditions,  our financial  condition and other factors.  If we cannot obtain financing on acceptable terms when needed, our results of operations and financial condition could be adversely impacted.

Further terrorist attacks or other large-scale disasters could have a material adverse effect on our business.

         The  attacks on the World Trade  Center on  September 11,  2001  resulted in the  destruction  of the  transmitter facilities  that were  located  there.  Although  we had no  transmitter  facilities  located  at the World  Trade  Center, broadcasters that had facilities located in the destroyed buildings  experienced  temporary disruptions in their ability to broadcast.  Ultimately,  they were forced to use back-up or new alternate  facilities.  In many cases,  the signal coverage from these other  facilities  was inferior to that provided by those that were  destroyed in the attacks.  Since we tend to locate  transmission  facilities for stations serving urban areas on tall buildings or other significant  structures,  such as the Empire State Building in New York,  further terrorist attacks or other disasters could cause similar  disruptions in our  broadcasts in the areas  affected.  If these  disruptions  occur,  we may not be able to locate  adequate  replacement facilities in a cost-effective  or timely manner or at all. Failure to remedy  disruptions  caused by terrorist  attacks or other disasters and any resulting  degradation in signal coverage could have a material  adverse effect on our business and results of operations.

         In addition,  after the  September 11  attacks,  we decided that the public  interest  would be best served by the presentation of continuous  commercial-free  coverage of the unfolding events on our stations.  This temporary policy had a material adverse effect on our advertising  revenues and operating  results for the month of September.  Future events like those of  September 11  may  cause us to adopt a  similar  policy,  which  could  have a  material  adverse  effect  on our advertising revenues and operating results.

Our current  independent  public  accountant  is Arthur  Andersen LLP. Our access to capital  markets and timely  financial reporting  may be  impaired,  and we may have to incur  significant  additional  costs if we are  required  to engage a new independent public accounting firm.

         On March 14, 2002, our  independent  public  accountant  since 1993,  Arthur Andersen LLP, was indicted on federal obstruction of justice charges arising from the federal  government's  investigation of Enron Corp.  Andersen has indicated
publicly that it intends to contest vigorously the indictment.

         The SEC, in a recent  release,  has stated it will continue to accept  audited  financial  statements  and interim financial  statements  that are  audited or  reviewed  by  Andersen,  but under that  release,  we will be required to make additional  representations  to the SEC regarding the Andersen audit or review  process.  Those  representations  are to be based on representations made by Andersen to us.

         Our access to the capital  markets and our ability to make timely SEC filings  could be impaired if the SEC ceases accepting financial statements audited by Andersen,  if Andersen becomes unable to make the required  representations to us or if for any other reason Andersen is unable to perform required  audit-related  services for us. In such a case, we would promptly seek to engage a new independent  public  accounting firm or take such other actions as may be necessary to enable us to maintain  access to the capital  markets and to timely file our  financial  reports.  However,  we may not be able to engage a new firm in a timely fashion, and to do so might require us to pay significant additional professional fees.

Our ability to grow through  acquisitions may be limited by competition for suitable  properties or other factors we cannot control.

         Despite  limitations  imposed by our indebtedness and the general state of the United States economy, we intend to selectively pursue acquisitions of radio and television stations and publishing properties,  when appropriate,  in order to grow. To be successful with this strategy,  we must be effective at quickly evaluating markets,  obtaining financing to buy stations and  publishing  properties on  satisfactory  terms and obtaining the necessary  regulatory  approvals,  including approvals of the FCC and the Department of Justice.  We also must  accomplish  these tasks at reasonable  costs.  The radio industry in particular has been a rapidly  consolidating  industry. In general, we compete with many other buyers for radio and television  stations as well as publishing  properties.  These other buyers may be larger and have more  resources.  We cannot  predict  whether  we will be  successful  in buying  stations  or  publishing  properties,  or  whether  we will be successful  with any  station or  publishing  property  we  acquire.  Our  strategy  is  generally  to buy  underperforming properties and use our  experience to improve their  performance.  Thus, the benefits  resulting from the properties we buy may not manifest themselves immediately, and we may need to pay large initial costs for these improvements.

We may not be able to integrate acquired stations successfully, which could affect our financial performance.

         Our ability to operate our company effectively  depends, in part, on our success in integrating  acquired stations into our operations.  These efforts may impose significant strains on our management and financial  resources.  The pursuit and integration of acquired stations will require substantial  attention from our management,  and will limit the amount of time they can devote to other important matters.  Successful  integration of acquired stations will depend primarily on our ability to manage our combined  operations.  We might not be able to  successfully  integrate  acquired  stations  into our business  plan.  If we fail to do so, if we fail to manage our growth or if we  encounter  unexpected  difficulties  during expansion, it could have a negative impact on the performance of acquired stations as well as on our company as a whole.

A recently  adopted  change in accounting  principles  that affects the  accounting  treatment of goodwill and FCC licenses could cause future losses due to asset impairment.

         As of February 28, 2002, on a pro forma basis,  giving effect to the sale of our Denver stations,  we had $1,953.3 million of unamortized  intangible assets,  including goodwill and FCC radio and television licenses, on our balance sheet, which represents the excess of the total purchase price of our acquisitions  over the identifiable net assets acquired.  At
February  28,  2002,  on a pro forma basis,  giving  effect to the sale of our Denver  stations,  these  intangible  assets represented approximately 78% of our total assets.

         In June 2001, the Financial  Accounting  Standards Board issued Statement of Financial Accounting Standard No. 142
“Goodwill  and  Other  Intangible  Assets“  that  requires  companies  to  cease  amortizing  goodwill  and  certain  other indefinite-lived  intangible  assets,  including  broadcast  licenses.  Under SFAS 142, goodwill and some  indefinite-lived intangibles  will not be amortized into results of operations,  but instead the recorded value of certain  indefinite-lived intangibles,  including  broadcast  licenses,  will be tested for  impairment  at least  annually,  with  impairment  being measured as the excess of the asset's  carrying  value over its fair value.  Goodwill will also be tested for impairment at least  annually.  In addition,  goodwill and intangible  assets will be tested more often for  impairment as  circumstances warrant.  Intangible  assets that have finite useful lives will  continue to be amortized  over their useful lives and will be measured for impairment in accordance with SFAS 144,  “Accounting for the Impairment or Disposal of Long-Lived  Assets.“
After initial adoption, any impairment losses under SFAS 142 or 144 will be recorded as operating expenses.

         We adopted SFAS 142 and began our  impairment  review on March 1, 2002. We have engaged an  independent  appraiser to conduct  valuations of our  indefinite-lived  intangible  assets and expect to complete our review after the  valuations are completed at the end of May 2002. As of February 28, 2002, we had net  unamortized  goodwill and broadcast  licenses in the  amount  of  $175.2  million  and  $1,878.3  million,  respectively.  The  adoption  of SFAS  142  will  eliminate  our amortization of goodwill and indefinite-lived  intangibles,  which was approximately $41.8 million and $61.2 million in the years ended February 28, 2001 and 2002,  respectively.  While this expense will no longer be reflected on future  financial statements,  it remains  deductible  for federal  income tax purposes.  We expect that our  impairment  review,  once it is completed,  will result in write-downs of some of our goodwill and  indefinite-lived  intangibles,  but we cannot currently determine  the amount of the  write-downs.  However,  we  believe  the  write-down  may be  material.  Upon  adoption,  any transitional  impairment  loss  recognized  under  SFAS  142 will be  reported  as the  cumulative  effect  of a change  of accounting  principle in our consolidated  statements of operations.  After initial  adoption,  any impairment losses under
SFAS 142 or 144 will be recorded as operating expenses.

One shareholder controls a majority of the voting power of our common stock, and his interest may conflict with yours.

         As of May 5, 2002, our Chairman,  Chief Executive Officer and President,  Jeffrey H.  Smulyan  beneficially  owned shares representing  approximately  54.3% of the outstanding  combined voting power of all classes of our common stock. He, therefore,  would  hold  a  majority  of the  outstanding  combined  voting  power  of all  classes  of our  common  stock.
Accordingly,  Mr. Smulyan  is able to and will continue to be able to,  control the outcome of most matters  submitted to a vote of our shareholders, including the election of a majority of the directors.

Our need to comply with  comprehensive,  complex and  sometimes  unpredictable  federal  regulations  could have an adverse effect on our businesses.

         We are dependent on licenses from the FCC,  which  regulates the radio and television  broadcasting  industries in the United  States.  The radio and  television  broadcasting  industries  in the United States are subject to extensive and changing regulation by the FCC. Among other things, the FCC is responsible for the following:
         o        assigning frequency bands for broadcasting;
         o        determining the particular frequencies, locations and operating power of stations;
         o        issuing, renewing, revoking and modifying station licenses;
         o        determining whether to approve changes in ownership or control of station licenses;
         o        regulating equipment used by stations; and
         o        adopting and implementing regulations and policies that directly affect the ownership, operation,  programming and employment practices of stations.

         The FCC has the power to impose  penalties for  violation of its rules or the  applicable  statutes.  While in the vast  majority  of cases  licenses  are  renewed  by the FCC,  we cannot be sure that any of our  United  States  stations'
licenses will be renewed at their  expiration  date. Even if our licenses are renewed,  we cannot be sure that the FCC will not impose conditions or qualifications that could cause problems in our businesses.

         The FCC  regulations  and policies also affect our growth  strategy  because the FCC has specific  regulations and policies about the number of stations,  including radio and television  stations,  and daily  newspapers that an entity may own in any geographic  area. As a result of these rules,  we may not be able to acquire more  properties in some markets or on the other hand, we may have to sell some of our properties in a particular market.  For example,  as a result of the Lee
Enterprises  acquisition,  we own two “top 4“ rated television  stations in the Honolulu market,  which is not permitted by
FCC rules. The FCC granted us a waiver  permitting  temporary  ownership of both stations because of the difficulty we have encountered in  accomplishing  divestiture of one station so as to come into compliance  with FCC ownership  rules. We have filed a  request  for a an  extension  to and  including  April 1,  2003.  That  request  has been  opposed  by a  Honolulu broadcaster,  and the FCC has required us to file additional  information concerning our divestiture efforts, which we have done.  The FCC has  extended  our waiver to and  including  July 1, 2002,  pending  its review of the  information  we have submitted.  In addition to  responding to the FCC's request for  information,  we have filed a request for interim  relief, asking that the divestiture  requirement be stayed,  pending review of the duopoly rule that will be undertaken pursuant to the court remand  described above and the 2002 biennial review.  We cannot predict whether either the extension  request or the request for interim relief will be granted.

         In addition, we may face increased FCC scrutiny and additional regulatory burdens if our significant  shareholder,
Mr. Smulyan,  is deemed to no longer control us.  Mr. Smulyan's  voting power could in the future be diluted.  If that were to  occur,  we may need to seek  prior  FCC  approval  for a change  of  control  that may be  deemed  to occur  under  FCC regulations  once a significant  shareholder  ceases to control 50% of the combined voting power of a broadcasting  company and we may need to seek additional approvals from the FCC prior to any further reduction in Mr. Smulyan's voting power.

         Under prior FCC policy,  because  Mr. Smulyan  controls a majority of the voting  power of our common  stock,  the media holdings of our minority  shareholders  were generally not attributed to us.  However,  under a recent change in that policy,  notwithstanding  Mr. Smulyan's  majority  control,  the media  interests of minority  shareholders  holding voting interests  of 5% or  more--20%  or more in the  case of  certain  categories  of  institutional  investors--acquired  after
December 13,  2000, will be attributed to us. This change in policy has been stayed  temporarily by the FCC pending further review  as a result  of a court  decision  reinstating  the  former  policy  of  non-attribution  in the  context  of cable ownership.  That review may lead to  permanent  reinstatement  of the new policy for cable and for  broadcast  ownership as well.  Moreover,  if Mr. Smulyan's voting power falls below 50%, minority interests held prior to the above date, which are presently  “grandfathered,“  would  lose their  protected  status.  This loss could  materially  and  adversely  affect our business as a result of the increased cost of regulatory compliance and monitoring  activities,  the increased obstacles to our growth strategy or the mandatory divestment of our properties.

         FCC  regulations  also limit the ability of non-U.S.  persons to own our capital stock and to  participate  in our affairs,  which could limit our ability to raise  equity.  Our articles of  incorporation  contain  provisions  which place restrictions on the ownership, voting and transfer of our capital stock in accordance with the law.

         Finally,  a number of  federal  rules  governing  broadcasting  have  changed  significantly  in recent  years and additional changes may occur,  particularly with respect to the rules governing digital television,  multiple ownership and attribution. We cannot predict the effect that these regulatory changes may ultimately have on our operations.

Any changes in current FCC  ownership  regulations  may  negatively  impact our  ability to compete or  otherwise  harm our business operations.

         On  February 19,  2002, a federal court of appeals  ordered the FCC to reconsider its rule that imposes a national
“cap“ on the number of television  stations that can be owned nationwide by an entity or affiliated  group. The court found that the FCC had not  articulated a sufficient  basis for the national  limit.  Unless the court's  decision is modified or reversed as a result of possible  further  proceedings,  the FCC will be  required to  determine  whether the cap should be eliminated,  modified,  or retained in its current  form.  If the national  ownership  limit is  liberalized  or abolished, television  operators  that are  currently  at the  limit,  including  the CBS and Fox  networks,  will be able to  acquire additional  stations,  which may give them a  competitive  advantage  over us, since they have much greater  financial  and other  resources  than we have.  In  addition,  the  networks'  ability  to  acquire  additional  stations  could give them
“leverage“ over their affiliates on issues such as compensation and program  clearance,  in part because of the risk that a network  facing an  uncooperative  affiliate  could acquire a station in the market and  terminate its agreement  with that affiliate.

         The court decision  described above also  invalidated an FCC rule that prohibited  common ownership of a broadcast station and a cable television system in the same market.  Consequently,  unless that decision is modified or reversed as a result of possible further  proceedings,  television  broadcasters will be able to own and operate cable television systems in their markets,  and vice-versa.  The invalidation of that restriction  could increase the amount of competition that our television stations face.

         FCC rules also prohibit  ownership of a daily  newspaper in combination  with a television or radio station in the same market.  The FCC has initiated a proceeding  looking toward  elimination or  liberalization  of these rules. If common ownership  of a newspaper  and one or more TV or radio  stations in the same market is  permitted,  entities  that own such facilities in combination  may have a competitive  advantage  over us because they can offer  advertisers  “packages“  that include both print and broadcast advertisements.

If we are not able to obtain regulatory approval for future acquisitions, our growth may be impaired.

         Although part of our growth strategy is the acquisition of additional  radio and television  stations,  we may not be able to complete all the  acquisitions  that we agree to make.  Station  acquisitions are subject to the approval of the
FCC and,  potentially,  other  regulatory  authorities.  Also,  the FCC  sometimes  undertakes  review of  transactions  to determine  whether they would result in excessive  concentration,  even where the  transaction  complies with the numerical ownership limits.  Specifically,  the staff has had a policy of “flagging“ for closer scrutiny the  anticompetitive  impact of any transactions  that will put one owner in a position to earn 50% or more of the market's radio  advertising  revenues or will result in the two largest owners receiving 70% or more of those revenues.  The FCC recently  initiated a proceeding to determine whether it should continue to consider market  concentration issues when reviewing  transactions;  pending the outcome of that proceeding, the “flagging“ policy will remain in effect.

         Additionally,  since the passage of the  Telecommunications Act of 1996, the U.S. Department of Justice has become more involved in reviewing  proposed  acquisitions of radio stations and radio station networks.  The Justice Department is particularly  concerned  when the proposed buyer already owns one or more radio stations in the market of the station it is seeking to buy.  Recently,  the Justice  Department has  challenged a number of radio  broadcasting  transactions.  Some of those challenges  ultimately resulted in consent decrees requiring,  among other things,  divestitures of certain stations.
In general,  the Justice  Department has more closely  scrutinized  radio  broadcasting  acquisitions  that result in local market shares in excess of 40% of radio advertising revenue.

Our business strategy and our ability to operate  profitably  depends on the continued  services of our key employees,  the loss of whom would materially adversely affect our business.

         Our ability to maintain our competitive  position depends to a significant  extent on the efforts and abilities of our senior  management team and certain key employees.  Their  managerial,  technical and other services would be difficult to replace  and if we lose the  services  of one or more of our  executive  officers  or key  personnel,  or if one of them decides to join a competitor  or  otherwise  compete  directly or  indirectly  against us, our business  could be seriously harmed.

         Our radio stations  employ or  independently  contract with several on-air  personalities  and hosts of syndicated radio programs with  significant  loyal audiences in their  respective  broadcast  areas.  These on-air  personalities  are sometimes  significantly  responsible  for the  ranking  of a  station,  and  thus,  the  ability  of the  station  to sell advertising. These individuals may not remain with our radio stations and may not retain their audiences.

Our current and future operations are subject to certain risks that are unique to operating in a foreign country.

         We currently own a 59.5%  interest in a national radio station in Hungary and a 75% interest in a company with two radio stations in Argentina and, therefore,  we are exposed to risks inherent in international business operations.  We may pursue  opportunities  to buy additional  broadcasting  properties in Argentina and other foreign  countries.  The risks of doing business in foreign countries include the following:
         o        changing regulatory or taxation policies;
         o        currency exchange risks;
         o        changes in diplomatic relations or hostility from local populations;
         o        seizure of our property by the  government,  or  restrictions  on our ability to transfer our property or earnings out of the foreign country; and
         o        potential instability of foreign governments, which might result in losses against which we are not insured.

         Instead of making a required license payment to the Hungarian  government in November 2001, our Hungarian  station requested a modification of the broadcast  contract and ultimately filed suit in arbitration  court seeking  reformation of the contract and  requesting  that the payments be reduced.  The  Hungarian  government  then issued an order  revoking our station's  broadcast  license for  non-payment  of the license  fee, and we appealed  the order in the  Hungarian  ordinary court.  The Hungarian  government has also filed an action  seeking to liquidate our Hungarian  broadcast  company.  We are vigorously  prosecuting  the actions in the  arbitration  court and ordinary court and are  vigorously  opposing the action seeking  liquidation.  However,  we cannot predict the outcome of these actions.  We do not plan to continue to operate the station under the present fee  arrangement.  For the fiscal year ended February 28, 2002, our Hungarian  station  accounted for less than 1% of our broadcast cash flow and approximately 1% of our total revenues.

         Our  operations in Argentina are subject to additional  risks due to the political and economic  instability  that
Argentina has experienced in recent months.  The Argentine  recession and currency  weakness have  negatively  impacted our revenues from the two stations  located  there.  Instability  in the exchange rate between the Argentine  peso and the U.S.
dollar also creates  additional  uncertainty  relating to our  revenues  from the two  stations.  For the fiscal year ended
February 28, 2002, our Argentine  stations  accounted for less than 1% of our broadcast cash flow and  approximately  2% of our total revenues.

Television programming costs may negatively impact our operating results.

         One of our most significant operating cost components is television  programming.  We may be exposed in the future to increased  programming  costs which may  adversely  affect our operating  results.  Acquisitions  of program  rights are usually  made two or three years in advance and may require  multi-year  commitments,  making it  difficult  to  accurately predict how a program  will  perform.  In some  instances,  programs  must be replaced  before  their costs have been fully amortized, resulting in write-offs that increase station operating costs.

Our television stations depend on affiliations with major networks that may be canceled or revoked by the networks.

         All of our television  stations are affiliated  with a network.  Under the  affiliation  agreements,  the networks possess,  under certain  circumstances,  the right to terminate the agreement  without  giving the station  enough  advance notice to implement a  contingency  plan.  The  affiliation  agreements  may not remain in place,  and the networks may not continue to provide  programming to affiliates on the same basis that currently  exists.  The non-renewal or termination of any of our stations' network affiliation agreements could have a material adverse effect on our operations.

The success of our television stations depends on the success of the network each station carries.

         The ratings of each of the television networks, which is based in large part on their programming,  vary from year to year,  and this  variation  can  significantly  impact a station's  revenues.  The future  success of any network or its programming is unpredictable.

We may not remain  competitive  if we do not  respond to the rapid  changes in  technology,  standards  and  services  that characterize the radio, television and publishing industries.

         Advances in technology may increase  competition for household audiences and advertisers,  and we may be unable to compete for advertising revenue.  For example, the video compression  techniques now under development for use with current cable  television  channels or direct  broadcast  satellites  that do not carry local  television  signals are  expected to reduce the bandwidth which is required for television signal transmission.  These compression techniques,  as well as other technological  developments,  are applicable to all video delivery systems, including over-the-air  broadcasting,  and have the potential to provide  vastly  expanded  programming  to highly  targeted  audiences.  Reduction in the cost of creating additional  channel  capacity  could lower entry barriers for new channels and encourage the  development  of  increasingly specialized  “niche“  programming.  This ability to reach a very defined  audience may alter the  competitive  dynamics for advertising  expenditures.  New radio  technologies,  such as satellite radio, may also increase  competition for our radio stations.  We are unable to predict the effect that  technological  changes will have on the radio or television  broadcast industry or publishing industry or the future results of our operations.

The planned industry conversion to digital television could adversely affect our broadcast business.

         All commercial  television  stations in the United States must start  broadcasting  in digital format by May 2002, unless the FCC extends that deadline on a station-by-station  basis.  Currently,  four of our stations,  KOIN-TV,  WKCF-TV,
WFTX-TV,  and WALA-TV,  broadcast in digital  format.  We have obtained  six-month  extensions of the digital  broadcasting deadline for all of our other  stations.  If a station does not begin digital  broadcasting by the original or any extended deadline,  it will be required to cease  operation  when  stations are  required to abandon  analog  broadcasts.  We cannot determine definitively how the conversion to digital broadcasting will affect our business for the following reasons:

         o        It will be expensive to convert from the current analog format to digital format.
         o        The digital  technology  will allow us to  broadcast  multiple  channels,  compared  to only one today.  We cannot predict whether or at what cost we will be able to obtain programming for the additional channels.  Increased revenues from the  additional  channels may not make up for the conversion  cost and  additional  programming expenses. Also, multiple channels programmed by other stations could increase competition in our markets.
         o        The FCC generally has made available much higher power  allocations to digital stations that will replace stations on existing  channels 2 through 13 than digital stations that will replace  existing  channels 14 through 69.
                  This power  disparity  could put us at a  disadvantage  to our  competitors  that now  operate on  channels 2 through 13.
         o        In some  cases,  when we convert a station to digital  television,  the signal may not be  received  in as large a coverage  area, or it may suffer from  additional  interference.  Also,  because of the  technical  standards adopted by the FCC,  the digital  signal may be subject to  interference  to a greater  degree  than  current analog transmissions.  As a result, viewers using antennas located inside their homes, as opposed to outdoor, roof-top  antennas,  may not receive a reliable  signal.  If viewers do not receive a high-quality,  reliable signal from our stations, they may be encouraged to seek service from our competitors.
         o        While the FCC ruled that cable  companies are required to carry the signals of digital-only  television  stations, the agency has tentatively  concluded,  subject to additional  inquiry,  that cable  companies  should not be required to carry both the analog and digital signals of stations during the transition  period when stations will be  broadcasting  in both  modes.  If the FCC does not  require  stations  to carry  both the analog and digital  signals,  cable customers in our broadcast  markets may not receive our digital signal,  which could negatively impact our stations.

The new federal satellite television legislation could adversely affect our broadcast business.

         In November  1999,  Congress  enacted  the  Satellite  Home  Viewer  Improvement  Act of 1999,  or “SHVIA,“  which established a copyright  licensing  system for limited  distribution of television  network  programming to DBS viewers and directed the FCC to initiate  rulemaking  proceedings  to implement the new system.  SHVIA also extended the current system of satellite  distribution  of distant  network  signals to households  that do not receive an adequate signal from a local network  affiliate,  which  allows  satellite  carriers to provide the signals of distant  stations  with the same  network affiliation as our stations to television  viewers in some areas of our  television  markets.  As part of those  rulemaking proceedings,  the FCC established a market-by-market  requirement for mandatory carriage of all local television  stations, similar to that  applicable to cable systems,  for those markets in which a satellite  carrier chooses to provide any local signal, beginning January 1, 2002.

         The DBS  industry  challenged  SHVIA and the FCC's DBS  must-carry  rules in federal  court.  In December  2001, a federal  appeals  court  upheld the federal law that  requires  DBS  carriers to carry the signals of all local  television stations  in markets  where  they  elect to carry any local  signals.  Although  DBS  operators  have been  required  since
January 1,  2002 to carry all local television  stations electing  must-carry in the local markets the operators  currently serve, DBS interests have filed a petition with the United States Supreme Court seeking review of these rules.

Fluctuations in the market price of our Class A common stock may make it more difficult for us to raise capital.

         The market price of our Class A  common stock is extremely  volatile  and has  fluctuated  over a wide range.  The fluctuations  may impair our ability to raise  capital by offering  equity  securities.  The market  price may  continue to fluctuate significantly in response to various factors, including:
         o        market conditions in the industry;
         o        announcements or actions by competitors;
         o        low trading volume;
         o        sales of large amounts of our Class A  common stock in the public market or the  perception  that such sales could occur;
         o        quarterly variations in operating results or growth rates;
         o        changes in estimates by securities analysts;
         o        regulatory and judicial actions; and
         o        general economic conditions.

Future sales of common stock could lower our stock price.

         Several  shareholders own significant  amounts of our common stock. If existing  shareholders decide to sell large amounts of our stock,  our stock price  could  fall.  Even the  market's  perception  that this might occur could lower our stock price.

We have not paid and do not intend to pay  dividends,  and  therefore  you may not realize  any benefit of your  investment without selling your stock.

         We have never  declared or paid any dividends on our common stock.  In addition,  the payment of dividends in cash or in certain of our securities is currently  prohibited by our credit  facility and restricted by the indentures  relating to our senior  discount  notes and our senior  subordinated  notes.  We intend to retain any earnings to support the growth and development in our business, and we do not intend to pay cash dividends at any time in the foreseeable future.

                                                        SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                       EMMIS COMMUNICATIONS CORPORATION

Date:  May 13, 2002                                                                     By: /s/ WALTER Z. BERGER
                                                                                        ---------------------------------
                                                                                                 Walter Z. Berger
                                                                                             Executive Vice President
                                                                                          (Authorized Corporate Officer),
                                                                                           Chief Financial Officer and
                                                                                                    Treasurer